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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors
Wells Fargo & Company:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Wells Fargo & Company (the "Company"), relating to the registration of $500,000,000 of deferred compensation obligations under the Wells Fargo & Company Deferred Compensation Plan, of our report dated February 25, 2004, with respect to the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003, which report is incorporated by reference in the Company's 2003 Annual Report on Form 10-K. Our report refers to a change in the method of accounting for goodwill in 2002.

/s/ KPMG LLP

San Francisco, California
May 28, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM